Exhibit 99.1

GAUCHO HOLDINGS INITIATES CHAPTER 11 REORGANIZATION TO PROTECT CORE ASSETS

Strategic Filing Aims to Protect Operational Continuity for the Benefit of Stockholders

MIAMI, FL / November 13, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has filed a petition pursuant to Chapter 11 for a reorganization plan. This decision comes as part of a strategic effort to protect the Company’s valuable assets, including Algodon Mansion and Algodon Wine Estates in Argentina, and ensure continued operations while navigating current legal challenges.

After a thorough analysis of all potential options, Gaucho Holdings determined that filing for Chapter 11 reorganization would provide immediate protection for its assets and support the Company’s goal of maintaining operations for the benefit of all stockholders. The Chapter 11 process enables the Company to challenge claims by creditors and, if deemed valid, establish a structured repayment plan over time while continuing to operate its business. Gaucho Holdings has received a notice of delisting from NASDAQ and anticipates being quoted on the over-the-counter market under the symbol “VINOQ.”

The decision to pursue Chapter 11 reorganization comes at an opportune time, as Argentina enters a pivotal phase marked by promising economic developments. A convergence of favorable factors—including the alignment of Argentina’s leadership philosophies with those of the incoming U.S. administration—signals a renewed period of international cooperation and economic growth. Key drivers such as the reintroduction of 30-year mortgages revitalizing the housing market, the successful tax amnesty program injecting significant capital into the economy, and Argentina’s proactive stance as an early adopter of Bitcoin, enhancing financial flexibility and investor confidence, position the country for robust growth. Gaucho Holdings views these trends as a strategic opportunity to bridge the gap between its public market valuation and the significant intrinsic value of its real estate holdings. The Company is dedicated to implementing strategic measures that preserve stockholder value and align its market capitalization with the true worth of its assets, positioning it to benefit from Argentina’s upward economic trajectory.

Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc., stated: “This decision was not made lightly, but it is a necessary step to ensure that we protect the significant value we have built in our assets, especially at a time when Argentina’s economic climate is showing marked improvement. Chapter 11 offers us the framework to navigate these challenges and continue driving value for our stockholders while maintaining operational integrity.”

Since the filing of the 8-K referred to and linked to below, as of the writing of this press release, the Company has already been informed that the Chapter 11 reorganization petition filed on November 12, 2024 has had an immediate positive effect, resulting in the adjournment of the pending sale of its assets. The full stockholder letter, which includes the Company’s position on the potential implications of recent global developments, mortgage market growth, and strategic initiatives, can be viewed in an 8K filing available on the Company’s website at: https://ir.gauchoholdings.com/sec-filings/all-sec-filings.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com